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                                    EXHIBIT 7

Consolidated Report of Condition of State Street Bank and Trust Company, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business SEPTEMBER 30, 1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172,
Section 22(a).

                                                                                   Thousands of
ASSETS                                                                             Dollars

Cash and balances due from depository institutions:
            Noninterest-bearing balances and currency and coin .................      1,380,475
            Interest-bearing balances ..........................................      8,821,855
Securities .....................................................................     10,461,989
Federal funds sold and securities purchased
            under agreements to resell in domestic offices
            of the bank and its Edge subsidiary ................................      6,085,138
Loans and lease financing receivables:
            Loans and leases, net of unearned income ...........................      5,597,831
            Allowance for loan and lease losses ................................         79,416
            Allocated transfer risk reserve ....................................              0
            Loans and leases, net of unearned income and allowances ............      5,518,415
Assets held in trading accounts ................................................        917,895
Premises and fixed assets ......................................................        390,028
Other real estate owned ........................................................            779
Investments in unconsolidated subsidiaries .....................................         34,278
Customers' liability to this bank on acceptances outstanding ...................         83,470
Intangible assets ..............................................................        227,659
Other assets ...................................................................      1,969,514
                                                                                     ----------

Total assets ...................................................................     35,891,495
                                                                                     ==========
LIABILITIES

Deposits:
            In domestic offices ................................................      8,095,559
                        Noninterest-bearing ......................   5,962,025
                        Interest-bearing .........................   2,133,534
            In foreign offices and Edge subsidiary .............................     14,399,173
                        Noninterest-bearing ......................      86,798
                        Interest-bearing .........................  14,312,375
Federal funds purchased and securities sold under
            agreements to repurchase in domestic offices of
            the bank and of its Edge subsidiary ................................      7,660,881
Demand notes issued to the U.S. Treasury and Trading Liabilities ...............      1,107,552
Other borrowed money ...........................................................        589,733
Subordinated notes and debentures ..............................................              0
Bank's liability on acceptances executed and outstanding .......................         85,600
Other liabilities ..............................................................      1,830,593

Total liabilities ..............................................................     33,769,091
                                                                                     ----------

EQUITY CAPITAL
Perpetual preferred stock and related surplus ..................................              0
Common stock ...................................................................         29,931
Surplus ........................................................................        437,183
Undivided profits and capital reserves/Net unrealized holding gains (losses) ...      1,660,158
Cumulative foreign currency translation adjustments ............................         (4,868)
Total equity capital ...........................................................      2,122,404
                                                                                     ----------

Total liabilities and equity capital ...........................................     35,891,495
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I, Rex S. Schuette, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the
Federal Reserve System and is true to the best of my knowledge and belief.

                                             Rex S. Schuette


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                             David A. Spina
                                             Marshall N. Carter
                                             Truman S. Casner















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